Consent of Independent Certified Public Accountants

ARTWORK AND BEYOND, INC.:

           We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 12, 2002 relating to the financial statements of Artwork and Beyond, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                           /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                           -----------------------------------------
                           MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                           Certified Public Accountants



New York, New York
January 6, 2003